EXHIBIT 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: September 15, 2009

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Third Quarter Distribution

Louisville, KY (September 15, 2009) (NYSE Amex: NLP) — NTS Realty Holdings Limited Partnership (the “Company”) announced today that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a quarterly distribution of $0.05 per unit on the Company’s limited partnership units. The distribution will be paid on October 16, 2009 to limited partners of record at the close of business on September 30, 2009.

Distributions to limited partners are made in accordance with the Company’s distribution policy as described in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009. The Company previously indicated that its distributions in 2009 have been reduced in comparison to the distributions made in corresponding quarters of 2008 primarily because of uncertainties concerning real estate taxes payable for three of the Company’s properties located in Marion County, Indiana.  The Company successfully appealed the tax assessments for these properties for the assessment year 2006. However, shortly after the Company prevailed in its appeal, the taxing authority imposed new assessments for the assessment year 2007 at values similar to those that existed prior to the Company’s successful appeals. The Company has filed appeals for the newly assessed amounts, but does not expect the appeals to be resolved until 2010.  Additionally, the overall condition of the U.S. economy, although not currently presenting any specific significant concern to the Company, continues to have the potential to adversely affect the Company’s operations.  Due to the continued uncertainty of the real estate tax situation and the present challenges caused by the U.S. economy, the board of directors of the Company’s managing general partner approved the aforementioned third quarter distribution in an amount consistent with the first and second quarter distributions in 2009.

A spokesperson for the Company indicated that, “Although the Company currently expects to continue its conservative philosophy with respect to distributions in the fourth quarter of 2009, the amount of any future distributions will be subject to the performance of the Company’s properties, its potential acquisitions and dispositions, the need for cash reserves and other factors, including, but not limited to the continued volatility being exhibited in the global financial markets and the U.S. economy and the outcome of the pending tax appeals. In addition, the actual amount and timing of all future distributions must be approved by the managing general partner’s board of directors.”

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About NTS Realty Holdings Limited Partnership

The Company directly, as a tenant in common with unaffiliated co-owners, or as a majority joint venture partner with an affiliate, currently owns twenty-four properties comprised of fourteen multifamily properties, seven office buildings and business centers and three retail properties. The properties are located in and around Louisville and Lexington, Kentucky, Nashville and Cordova, Tennessee, Richmond, Virginia, Fort Lauderdale and Orlando, Florida, Indianapolis, Indiana and Atlanta, Georgia. The Company’s limited partnership units are listed on the NYSE – Amex platform under the trading symbol of “NLP.”

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “believe,” “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s most recent annual report on Form 10-K, which was filed on March 31, 2009, and registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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